Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

YD Bio Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, $0.0001 par value per share	(1)	Other	59,136,934	$18.09	$1,069,787,136.06	0.0001381	$147,737.61
Fees to be Paid	Equity	Ordinary shares, $0.0001 par value per share, underlying warrants	(2)	Other	5,425,000	11.50	62,387,500.00	0.0001381	8,615.72
Fees to be Paid	Equity	Ordinary shares, $0.0001 par value per share, underlying warrants	(3)	Other	11,500,000	$11.50	$132,250,000.00	0.0001381	$18,263.73

Total Offering Amounts:							$1,264,424,636.06		174,617.06
Total Fees Previously Paid:									161,839.36
Total Fee Offsets:									0.00
Net Fee Due:									$12,777.70

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling stockholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on October 22, 2025.

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling stockholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Pubco Ordinary Shares.

Consists of up to 5,425,000 ordinary shares issuable upon the exercise of warrants offered and for resale by the selling stockholders named in the prospectus at an exercise price of $11.50 per ordinary share.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling stockholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Pubco Ordinary Shares.

Consists of up to 11,500,000 ordinary shares issuable upon the exercise of warrants offered and for resale by the selling stockholders named in the prospectus at an exercise price of $11.50 per ordinary share.